DVL, INC.
                        PRESS RELEASE
                        JULY 17, 1995



   DVL, Inc. ("DVL") announced today that U.S. Realty Advisors,
Inc. ("USRA") has informed DVL that USRA has determined to not proceed under the May 17, 1995 Letter of Intent.

  DVL has asked its investment banker, Tallwood Associates, Inc., to reopen negotiations with the other parties who previously expressed an interest in entering into a transaction with DVL.

  DVL continues to reduce overhead while focusing on its core business of managing, administering and servicing its existing real estate properties and partnerships.

  DVL is a Bogota, NJ based real estate company whose common stock is listed on the New York Stock Exchange.